EXHIBIT 23.3

                      CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement (Form S-8) dated January 17, 1997 and related Prospectus of Precision Castparts Corp. of our report dated February 23, 1996, with respect to the consolidated financial statements of NEWFLO Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission, included in the Form 8-K/A of Precision Castparts Corp. dated July 31, 1996.


                                       ERNST & YOUNG LLP

Austin, Texas
January 16, 1997